Exhibit 99.1

iPower Reports Fiscal Third Quarter 2025 Results

iPower Management to Host Conference Call Today at 4:30 p.m. Eastern Time

RANCHO CUCAMONGA, CA, May 15, 2025 -- iPower Inc. (Nasdaq: IPW) (“iPower” or the “Company”), a tech and data-driven ecommerce services provider and online retailer, today announced its financial results for the fiscal third quarter ended March 31, 2025.

Fiscal Q3 2025 Results vs. Year-Ago Quarter

•	Total revenue was $16.6 million compared to $23.3 million.
•	Gross profit was $7.2 million compared to $10.4 million, with gross margin of 43.3% compared to 44.5%.
•	Net loss attributable to iPower was $0.3 million or $(0.01) per share, compared to net income attributable to iPower of $1.0 million or $0.03 per share.
•	As of March 31, 2025, total debt was reduced by 43% to $3.6 million as compared to $6.3 million as of June 30, 2024.

Management Commentary

“We made important strides in strengthening our operations during the quarter, even as we navigated a more cautious demand environment that impacted order volumes across key channels,” said Lawrence Tan, CEO of iPower. “In response, we’ve accelerated efforts to diversify our supply chain by expanding manufacturing into the U.S., as well as continuing to cultivate relationships with alternative suppliers in new geographies. These actions are central to our strategy to build a more agile and resilient supply chain capable of supporting long-term growth and reducing exposure to external volatility.”

“In our SuperSuite business, we are continuing to gain traction and generating solid momentum, with our SuperSuite now representing approximately 20% of our total revenue mix, underscoring the robust demand for our end-to-end supply chain solutions. SuperSuite continues to evolve as a comprehensive, data-driven platform that equips our partners with the tools, insights and infrastructure they need to thrive in today’s competitive ecommerce landscape. We are working through a strong pipeline of prospective partners and look forward to capitalizing on the demand for SuperSuite as we continue to build out our partner ecosystem and deliver greater value to our current partners.”

iPower CFO, Kevin Vassily, added, “We faced a challenging comp this quarter due to elevated purchasing volumes from our largest channel partner in the year-ago period. Nonetheless, we continued to benefit from the optimization initiatives we implemented in fiscal 2024, resulting in a 10% improvement in operating expenses for the quarter. Additionally, we reduced our total debt obligations by nearly 20% during the quarter, demonstrating our commitment to strengthening the balance sheet. With our ongoing efforts to diversify our supply chain, accelerating momentum in SuperSuite, and an optimized operating structure, we believe we are well positioned to navigate the current market environment and deliver long term value to our customers and shareholders alike.”

Fiscal Third Quarter 2025 Financial Results

Total revenue in the fiscal third quarter of 2025 was $16.6 million compared to $23.3 million for the same period in fiscal 2024. The decrease was driven primarily by lower product sales to the Company’s largest channel partner, partially offset by growth in iPower’s SuperSuite supply chain offerings.

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Gross profit in the fiscal third quarter of 2025 was $7.2 million compared to $10.4 million in the same quarter in fiscal 2024. As a percentage of revenue, gross margin was 43.3% compared to 44.5% in the year-ago period. The decrease in gross margin was primarily driven by an increase in services income in the quarter.

Total operating expenses in the fiscal third quarter of 2025 improved 15% to $7.4 million compared to $8.8 million for the same period in fiscal 2024. The decrease in operating expenses was driven primarily by lower general and administrative costs from the Company’s optimization initiatives, as well as lower selling and fulfillment expenses related to the Company’s largest channel partner.

Net loss attributable to iPower in the fiscal third quarter of 2025 was $0.3 million or $(0.01) per share, compared to net income attributable to iPower of $1.0 million or $0.03 per share for the same period in fiscal 2024.

Cash and cash equivalents were $2.2 million at March 31, 2025, compared to $7.4 million at June 30, 2024. As a result of the Company’s consistent debt paydown, total debt was reduced by 43% to $3.6 million compared to $6.3 million as of June 30, 2024.

Conference Call

The Company will hold a conference call today, May 15, 2025, at 4:30 p.m. Eastern Time to discuss its results for the fiscal third quarter ended March 31, 2025.

iPower’s management will host the conference call, which will be followed by a question-and-answer session.

The conference call details are as follows:

Date: Thursday, May 15, 2025
Time: 4:30 p.m. Eastern time
Dial-in registration link: here

Live webcast registration link: here

Please dial into the conference call 5-10 minutes prior to the start time. If you have any difficulty connecting with the conference call, please contact the Company’s investor relations team at IPW@elevate-ir.com.

The conference call will also be broadcast live and available for replay in the Events & Presentations section of the Company’s website at www.meetipower.com.

About iPower Inc.

iPower Inc. is a tech and data-driven online retailer, as well as a provider of value-added ecommerce services for third-party products and brands. iPower's capabilities include a full spectrum of online channels, robust fulfillment capacity, a nationwide network of warehouses, competitive last mile delivery partners and a differentiated business intelligence platform. iPower believes that these capabilities will enable it to efficiently move a diverse catalog of SKUs from its supply chain partners to end consumers every day, providing the best value to customers in the U.S. and other countries. For more information, please visit iPower's website at www.meetipower.com.

Forward-Looking Statements

All statements other than statements of historical fact in this press release are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that iPower believes may affect its financial condition, results of operations, business strategy, and financial needs. Investors can identify these forward-looking statements by words or phrases such as "may," "will," "expect," "anticipate," "aim," "estimate," "intend," "plan," "believe," "potential," "continue," "is/are likely to" or other similar expressions. iPower undertakes no obligation to update forward-looking statements to reflect subsequent events or circumstances, or changes in its expectations, except as may be required by law. Although iPower believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and iPower cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results and performance in iPower's Annual Report on Form 10-K, as filed with the SEC on September 20, 2024, and in its other SEC filings, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Investor Relations Contact

Sean Mansouri, CFA or Aaron D’Souza

Elevate IR

(720) 330-2829

IPW@elevate-ir.com

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iPower Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

As of March 31, 2025 and June 30, 2024

	March 31,	June 30,
	2025	2024
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalent	$2,192,254	$7,377,837
Accounts receivable, net	10,179,237	14,740,093
Inventories, net	9,772,699	10,546,273
Prepayments and other current assets, net	2,660,968	2,346,534
Total current assets	24,805,158	35,010,737

Non-current assets
Right of use - non-current	4,281,622	6,124,163
Property and equipment, net	271,473	370,887
Deferred tax assets, net	2,961,886	2,445,605
Goodwill	3,034,110	3,034,110
Intangible assets, net	3,143,671	3,630,700
Other non-current assets	2,008,561	679,655
Total non-current assets	15,701,323	16,285,120

Total assets	$40,506,481	$51,295,857

LIABILITIES AND EQUITY
Current liabilities
Accounts payable, net	$8,034,949	$11,227,116
Other payables and accrued liabilities	3,241,283	3,885,487
Lease liability - current	1,392,146	2,039,301
Short-term loan payable	–	491,214
Short-term loan payable - related party	–	350,000
Revolving loan payable, net	–	5,500,739
Income taxes payable	278,769	276,158
Total current liabilities	12,947,147	23,770,015

Non-current liabilities
Long-term revolving loan payable, net	3,573,896	–
Lease liability - non-current	3,267,491	4,509,809
Total non-current liabilities	6,841,387	4,509,809

Total liabilities	19,788,534	28,279,824

Commitments and contingency	–	–

Stockholders' Equity
Preferred stock, $0.001 par value; 20,000,000 shares authorized; 0 shares issued and outstanding at March 31, 2025 and June 30, 2024	–	–
Common stock, $0.001 par value; 180,000,000 shares authorized; 31,359,899 shares issued and outstanding at March 31, 2025 and June 30, 2024	31,361	31,361
Additional paid in capital	33,321,103	33,463,883
Accumulated deficits	(12,380,662)	(10,230,601)
Non-controlling interest	(46,969)	(38,204)
Accumulated other comprehensive loss	(206,886)	(210,406)
Total stockholders' equity	20,717,947	23,016,033

Total liabilities and stockholders' equity	$40,506,481	$51,295,857

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iPower Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income

For the Three and Nine Months Ended March 31, 2025 and 2024

	For the Three Months Ended March 31,		For the Nine Months Ended March 31,
	2025	2024	2025	2024
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
REVENUES
Product sales	$15,546,233	$22,593,081	$51,428,534	$65,901,577
Service income	1,023,445	715,427	3,222,236	715,427
Total revenues	16,569,678	23,308,508	54,650,770	66,617,004

COST OF REVENUES
Product costs	8,512,709	12,360,170	27,891,276	36,591,581
Service costs	879,995	581,229	2,704,737	581,229
Total cost of revenues	9,392,704	12,941,399	30,596,013	37,172,810

GROSS PROFIT	7,176,974	10,367,109	24,054,757	29,444,194

OPERATING EXPENSES:
Selling and fulfillment	5,531,751	5,444,649	16,075,473	22,445,100
General and administrative	1,914,226	3,321,184	10,311,114	9,218,842
Total operating expenses	7,445,977	8,765,833	26,386,587	31,663,942

(LOSS) INCOME FROM OPERATIONS	(269,003)	1,601,276	(2,331,830)	(2,219,748)

OTHER INCOME (EXPENSE)
Interest expenses	(81,968)	(181,199)	(362,602)	(592,176)
Loss on equity method investment	(986)	(792)	(2,707)	(2,618)
Other non-operating income (expenses)	35,601	(29,669)	48,329	32,003
Total other expenses, net	(47,353)	(211,660)	(316,980)	(562,791)

(LOSS) INCOME BEFORE INCOME TAXES	(316,356)	1,389,616	(2,648,810)	(2,782,539)

PROVISION FOR INCOME TAX EXPENSE (BENEFIT)	26,017	377,147	(489,984)	(587,674)
NET (LOSS) INCOME	(342,373)	1,012,469	(2,158,826)	(2,194,865)

Non-controlling interest	(2,774)	(3,613)	(8,765)	(9,604)

NET (LOSS) INCOME ATTRIBUTABLE TO IPOWER INC.	$(339,599)	$1,016,082	$(2,150,061)	$(2,185,261)

OTHER COMPREHENSIVE (LOSS) INCOME
Foreign currency translation adjustments	(97,556)	69,122	3,520	(91,840)

COMPREHENSIVE (LOSS) INCOME ATTRIBUTABLE TO IPOWER INC.	$(437,155)	$1,085,204	$(2,146,541)	$(2,277,101)

WEIGHTED AVERAGE NUMBER OF COMMON STOCK
Basic	31,455,248	29,821,811	31,434,479	29,791,990

Diluted	31,455,248	29,821,811	31,434,479	29,791,990

(LOSSES) EARNINGS PER SHARE
Basic	$(0.01)	$0.03	$(0.07)	$(0.07)

Diluted	$(0.01)	$0.03	$(0.07)	$(0.07)

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